Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form S-3 and related prospectus of Enviva Inc. and to the incorporation by reference therein of our report dated March 31, 2021 with respect to the consolidated financial statements of Enviva Holdings, LP and subsidiaries included in the Current Report on Form 8-K/A of Enviva Partners, LP dated December 23, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

January 19, 2022